Exhibit 10.5

EXECUTION VERSION

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”) is made as of June 28, 2024 by the parties identified as pledgors on the signature pages hereto or any joinder agreement hereto from time to time, (each a “Pledgor,” and collectively, the “Pledgors,” which terms shall include their successors and assigns), with and for the benefit and security of YA II PN, Ltd. (the “Secured Party,” which term shall include its successors and assigns), having a mailing address at 1012 Springfield Avenue, Mountainside, NJ 07092. The Pledgors and the Secured Party are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A. On April 16, 2024, AGBA Group Holding Limited, a British Virgin Island business company (the “Borrower”), entered into that certain Agreement and Plan of Merger (as may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and between the Borrower, its wholly-owned subsidiary AGBA Social Inc. (“Merger Sub”), Triller Corp., a Delaware corporation (“Triller Corp.”), and Bobby Sarnevesht, solely as representative of Triller Corp. stockholders. Pursuant to the Merger Agreement, (a) Triller Corp. completed a reorganization (the “Triller Reorganization”) with Triller Hold Co LLC (“Triller LLC”) on April 18, 2024, whereby Triller LLC reorganized into Triller Corp. as a Delaware corporation, (b) the Borrower will domesticate to the United States as a Delaware corporation (the “AGBA Domestication”), pursuant to which, among other things, all the Borrower’s ordinary shares, par value $0.001 per share (“AGBA Ordinary Shares”) will automatically convert into the same number of shares of common stock, par value $0.001 per share of the Borrower (the “Common Shares”) and (c) after giving effect to the Triller Reorganization and the AGBA Domestication, Merger Sub will be merged into Triller Corp. (the “Merger”), with Triller Corp. surviving the Merger and becoming a wholly-owned subsidiary of the Borrower.

B. The Borrower, Triller Corp., and the Secured Party entered into that certain Amended and Restated Standby Equity Purchase Agreement, dated as of April 25, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Original SEPA”), pursuant to which the Secured Party advanced to Triller Corp. a Pre-Paid Advance (the “First Pre-Paid Advance”) in the original principal amount of $8.51 million on the terms, and subject to the conditions, of the Original SEPA.

C. On the date hereof, the Borrower, Triller Corp., and the Secured Party amended and restated the Original SEPA pursuant to that certain Second Amended and Restated Standby Equity Purchase Agreement, dated as of the date hereof (the “SEPA”), pursuant to which, among other things, Triller Corp. assigned and the Borrower assumed all of the rights and obligations of Triller Corp. under the Original SEPA (including the First Pre-Paid Advance) and the Secured Party advanced to the Borrower a Pre-Paid Advance (the “Second Pre-Paid Advance” and together with the First Pre-Paid Advance, the “Advances”) in the original principal amount of $25 million on the terms, and subject to the conditions, of the SEPA.

D. The Advances are evidenced by that certain Amended and Restated Secured Convertible Promissory Note, dated as of the date hereof, made by the Borrower in favor of the Secured Party in the aggregate principal amount of $33,510,000 (the “Note”).

E. The proceeds of the First Pre-Paid Advance were advanced to Triller Corp. and the proceeds of the Second Pre-Paid Advance will be loaned by the Borrower to Triller Corp. and Triller LLC, and contributed in part to Bare Knuckle Fighting Championships, Inc., a Delaware corporation (“BKFC”) in exchange for additional equity in BKFC.

F. The obligation of Triller Corp. and Triller LLC to repay the First Pre-Paid Advance and the Second Pre-Paid Advance to the Company will be evidenced by that certain Promissory Note, dated as of the date hereof, made by Triller Corp. and Triller LLC in favor of the Company (the “Triller Promissory Note”).

G. It is a condition to the Secured Party’s entering into the SEPA that the Pledgors enter into this Agreement, and each Pledgor has agreed to make this Agreement, for the benefit of the Secured Party, to secure the Borrower’s and each Pledgor’s obligations, indebtedness and liabilities to the Secured Party, whether now existing or hereafter created, arising or acquired.

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgors hereby make the following covenants, agreements, representations and warranties with and for the benefit and security of the Secured Party:

ARTICLE I
CONSTRUCTION AND DEFINED TERMS

Section 1.01. Recitals. The recitals to this Agreement are a material and substantive part of this Agreement. The recitals are incorporated herein and made part of this Agreement.

Section 1.02. Defined Terms. Capitalized terms used in this Agreement that are not defined in this Agreement but are defined in Article 9 of the UCC shall have the meanings given to such terms in Article 9 of the UCC. Capitalized terms used in this Agreement that are not defined in this Agreement but are defined in the SEPA or the Note, shall have the meanings given to such terms in the SEPA or the Note, as the case may be. As used in this Agreement, the following terms have the following meanings:

“Account” has the meaning set forth in Article 9.

“Account Debtor” has the meaning set forth in Article 9.

“Applicable Jurisdiction” means, for any Organization, the State or other jurisdiction under the laws of which such Organization is formed, organized, created or incorporated, as the case may be.

“Article 9” means Article 9 (or Chapter 9, Division 9 or Title 9, as the case may be) of the UCC, also known and cited as Uniform Commercial Code – Secured Transactions, as adopted and in effect in the Governing Jurisdiction from time to time.

“Beneficial Owner Guaranty” means that certain Guaranty Agreement, dated as of the date hereof, made by Convoy Global Holdings Limited, a Cayman Islands limited company, and the other guarantors from time to time party thereto in favor of the Secured Party, as may be amended, restated, supplemented or otherwise modified from time to time, including pursuant to joinders thereto.

“Collateral” means any Property in which the Secured Party has a security interest or other lien that secures any of the Obligations, including the Pledged Collateral and any other Property that constitutes collateral under any other Transaction Document.

“Collateral Records” means the books and records relating to the Pledged Debt or any portion of the Pledged Collateral.

“Default” means an event, occurrence, circumstance, act or failure to act which (a) constitutes an Event of Default or (b) with the giving of notice and/or the passage of time would become an Event of Default.

“Event of Default” is defined in Section 7.01.

“Governing Jurisdiction” is defined in Section 10.21.

“Instrument” has the meaning set forth in Article 9.

“Lien Proceedings” means any action taken (including self-help) or proceeding (judicial or otherwise) commenced by any Person other than the Secured Party for the purpose of enforcing or protecting any actual or alleged security interest in, or other lien on, any of the Pledged Collateral, and including any foreclosure, repossession, attachment, execution or other process regarding any of the Pledged Collateral.

“Material Adverse Effect” means a material adverse effect on (a) any Pledgor’s or any other Obligor’s, Property, (b) any Pledgor’s or any other Obligor’s business, operations, condition (financial or otherwise), prospects, assets, liabilities or capitalization, (c) any Pledgor’s ability to pay or perform its obligations under this Agreement, or any Pledgor’s or any other Obligor’s ability to pay or perform its obligations under any other Transaction Document, (d) the validity or enforceability of this Agreement or any other Transaction Document, or (e) any rights or remedies of the Secured Party under this Agreement or any other Transaction Document.

“Obligor” means each Pledgor and each other Person that is obligated for any of the Obligations, whether as a borrower, guarantor, customer, purchaser, lessee, licensee, applicant, counterparty, debtor or other obligor.

“Organization” means a corporation, an association, a limited liability company, a partnership, a joint venture, an organization, a business, a joint-stock company, a trust, an unincorporated organization or any other entity.

“Organizational Documents” means (i) the articles or certificate of incorporation and the bylaws of a corporation, (ii) the partnership agreement and any statement of partnership of a general partnership, (iii) the limited partnership agreement and the certificate of limited partnership of a limited partnership, (iv) the limited liability company agreement and the articles or certificate of formation of a limited liability company, (v) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person and (vi) any amendment to any of the foregoing.

“Other Lien Law” means any statute or other law of any jurisdiction, whether federal, state, local or foreign, other than the UCC, that may govern or apply to the creation, existence, perfection, priority, preservation, registration, filing, recording, publication or enforcement of a security interest or lien in or on any of the Pledged Collateral or to the assignment or payment of any monies due thereunder or other proceeds thereof.

“Person” means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity.

“Pledged Collateral” is defined in Section 2.01.

“Proceeds” has the meaning set forth in Article 9.

“Promissory Note” has the meaning set forth in Article 9.

“Property” means any property of any kind whatsoever, whether real, personal, or mixed, and whether tangible or intangible, and any right, title or interest in or to property of any kind whatsoever, whether real, personal, or mixed, and whether tangible or intangible.

“Registered Organization” has the meaning set forth in Article 9.

“State” means any of the following: (a) a state of the United States of America, or (b) the District of Columbia.

“Subsidiary Guaranty” means that certain Amended and Restated Guaranty Agreement, dated as of the date hereof, made by Triller Corp. and Triller Hold Co LLC and the other guarantors from time to time party thereto in favor of the Secured Party, as may be amended, restated, supplemented or otherwise modified from time to time, including pursuant to joinders thereto.

“Supporting Obligations” has the meaning set forth in Article 9.

“Transaction Documents” means, collectively, this Agreement, the Triller Pledge Agreement, the Beneficial Owner Guaranty, the Subsidiary Guaranty, the SEPA, the Note, and any and all other documents, agreements, instruments or other items executed or delivered in connection with any of the foregoing.

“Triller Pledge Agreement” means that certain Amended and Restated Pledge Agreement, dated as of the date hereof, made by Triller LLC and the other pledgors from time to time party thereto in favor of the Secured Party, as may be amended, restated, supplemented or otherwise modified from time to time, including pursuant to joinders thereto.

“UCC” means the Uniform Commercial Code, as adopted and in effect in the Governing Jurisdiction, as it may be revised from time to time; provided that if, and to the extent that, the Uniform Commercial Code of another jurisdiction governs the perfection, the effect of perfection or non-perfection, or the priority of a security interest created under this Agreement, then the term “UCC” shall refer to the Uniform Commercial Code of such other jurisdiction to the extent applicable to the perfection, the effect of perfection or non-perfection, or the priority of such security interest.

Section 1.03. Article and Section Headings. Article and Section headings and captions in this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement.

Section 1.04. Schedules and Exhibits. Unless a Schedule or Exhibit is referred to in this Agreement as being a Schedule or Exhibit to another Transaction Document, the references in this Agreement to specific Schedules and Exhibits shall be read as references to such specific Schedules or Exhibits attached, or intended to be attached, to this Agreement and any counterpart of this Agreement and regardless of whether they are in fact attached to this Agreement, and including any amendments, supplements and replacements to such Schedules or Exhibits from time to time.

Section 1.05. Other Terms. Terms used in this Agreement shall be applicable to the singular and plural, and references to gender shall include all genders. The terms “herein,” “hereof,” “hereto,” and “hereunder” and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in this Agreement. Unless otherwise expressly limited herein (and except where used in the conjunction of time periods or where used in the context of “does not include,” “shall not include,” “not included” or “not including”), the terms “include” and “including,” shall be read to mean “include, without limitation,” or “including, without limitation,” as the case may be.

ARTICLE II
SECURITY INTEREST

Section 2.01. Grant of Security Interest. To secure the full and timely payment, performance and satisfaction of the Obligations, including the obligations, indebtedness and liabilities of the Pledgors to the Secured Party under the Transaction Documents, each Pledgor hereby pledges to the Secured Party, and grants to the Secured Party a security interest in, all of each Pledgor’s now owned and hereafter acquired, created or arising Property described as follows (all of which Property being referred to herein as the “Pledged Collateral”):

(a) the Triller Promissory Note and any other indebtedness from time to time owed to each Pledgor by Triller Corp. and Triller LLC, the instruments and certificates evidencing such indebtedness and all interest, cash or other property received, receivable or otherwise distributed in respect of or exchanged for any of the foregoing, together with any certificates or other instruments representing any of the foregoing (collectively, the “Pledged Debt”).

(b) all Collateral Records; and

(c) all Proceeds and products of the foregoing Pledged Collateral.

Section 2.02. Rights as Secured Party. The Secured Party shall have all of the rights and remedies of a secured party under the UCC, under any Other Lien Laws, and under other applicable law and in equity, with respect to the Pledged Collateral.

Section 2.03. No Assumption of Liability. The Secured Party has not assumed, and the Secured Party shall not have any liability to any debtor or any other Person for, any indebtedness or other obligation or liability that any Pledgor has or may have to any debtor or any other Person with respect to any of the Pledged Collateral. Nothing in this Agreement shall relieve the Pledgor, nor shall the exercise of the Secured Party’s rights and remedies under this Agreement relieve the Pledgor, from any of the Pledgor’s indebtedness or other obligations or liabilities, whether for payment or performance, in respect of any of the Pledged Collateral.

Section 2.04. Perfection of Security Interests.

(a) UCC Financing Statements. The Secured Party is authorized and shall be entitled to prepare and file one or more UCC financing statements, identifying the Secured Party as the secured party, and identifying the Pledgors as the debtors, in such place or places as the Secured Party may deem necessary or advisable in order to perfect the Secured Party’s security interests in the Pledged Collateral. Any UCC financing statement filed to perfect the Secured Party’s security interests in the Pledged Collateral may, at the Secured Party’s option, describe or indicate the Pledged Collateral in the manner that the Pledged Collateral is described in this Agreement, or as “all assets” of the Pledgors, or as “all personal property” of the Pledgors, or by any other description or indication of the Pledged Collateral that may be sufficient for a financing statement under the UCC.

(b) Pledged Collateral Certificates and Instruments. The Triller Promissory Note and all other instruments and certificates representing or evidencing the Pledged Collateral shall promptly be delivered by the Pledgors to the Secured Party (or the Pledgors shall cause such Pledged Collateral to be delivered to the Secured Party) in suitable form for transfer by delivery, or accompanied by the applicable Pledgor’s endorsement, where necessary, or duly executed, but undated, instruments of transfer or assignment, in blank, all in form and substance satisfactory to the Secured Party, to be held by the Secured Party under this Agreement. Without limiting the generality of the preceding sentence, if any Pledgor receives or is entitled to receive any additional instruments or certificates representing or evidencing the Pledged Collateral at any time, the Pledgors shall promptly notify the Secured Party thereof and deliver such instruments and certificates to the Secured Party in suitable form for transfer by delivery, or accompanied by the applicable Pledgor’s endorsement, where necessary, or duly executed, but undated, instruments of transfer or assignment, in blank, all in form and substance satisfactory to the Secured Party, to be held by the Secured Party as part of the Pledged Collateral under this Agreement.

Section 2.05. Possession of Collateral. The Secured Party’s sole duty with respect to the custody, safekeeping and preservation of any Pledged Collateral in its possession shall be to deal with such Pledged Collateral in the same manner as the Secured Party deals with similar Property for its own account. If the Secured Party has possession of any of the Pledged Collateral the Secured Party shall not be obligated to ascertain or take any action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to the Pledged Collateral or to take any necessary steps to preserve rights against prior parties.

Section 2.06. Power of Attorney. Each Pledgor hereby appoints the Secured Party as such Pledgor’s attorney-in-fact, with power of substitution, which appointment is irrevocable and coupled with an interest, to do each of the following in the name of such Pledgor or in the name of the Secured Party or otherwise, for the use and benefit of the Secured Party, but at the cost and expense of the Pledgors, and without notice to the Pledgors: (i) notify the debtors and other Persons obligated to make payments in respect of any of the Pledged Collateral to make payments of principal, interest, or other amounts in respect of the Pledged Collateral directly to the Secured Party; (ii) take control of the cash and non-cash Proceeds of any of the Pledged Collateral; (iii) renew, extend or compromise any of the Pledged Collateral or deal with the same as the Secured Party may deem advisable; (iv) release, exchange, convert, substitute, or surrender all or any part of the Pledged Collateral; (v) remove from any Pledgor’s places of business any or all of such Pledgor’s books and records relating to the Pledged Collateral without cost or expense to the Secured Party; (vi) make such use of any Pledgor’s places of business as may be reasonably necessary to administer, control and collect the Pledged Collateral; (vii) demand, collect, give receipt for, and give renewals, extensions, discharges and releases of any of the Pledged Collateral; (viii) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Pledged Collateral; (ix) settle, renew, extend, compromise, compound, exchange or adjust claims with respect to any of the Pledged Collateral or any legal proceedings brought with respect thereto; (x) indorse the name of any Pledgor upon any bank check or other item of payment relating to the Pledged Collateral or any principal, interest, or other amount, or upon any proof of claim in bankruptcy against any Account Debtor or any Person obligated to pay a Promissory Note or other Instrument; and (xi) receive and open all mail addressed to any Pledgor and notify the postal authorities to change the address for the delivery of mail to any Pledgor to such address as the Secured Party may designate. The Secured Party agrees that it shall not exercise any power or authority granted under this power of attorney unless a Default has occurred and then only during the pendency of such Default thereafter. The power of attorney given to the Secured Party in this Section 2.06 is in addition to any other power of attorney that may be granted to the Secured Party under this Agreement or any other Transaction Document. Neither the Secured Party nor any of the Secured Party’s affiliates, owners, directors, managers, officers, employees, agents or representatives shall be responsible or liable to any Pledgor for any act or failure to act under any power of attorney or otherwise, except in respect of damages attributable solely to its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction, nor shall they be responsible or liable for any indirect, special, consequential, exemplary or punitive damages of any kind.

Section 2.07. Powers for Secured Party’s Benefit. The powers conferred on the Secured Party under this Agreement are solely to protect the Secured Party’s interest in the Pledged Collateral and shall not impose any duty upon the Secured Party to exercise such powers. The Secured Party has no obligation to preserve rights to the Pledged Collateral against any other Persons.

Section 2.08. Other Lien Laws. Without limiting the legal operation and effect of any other provision of this Agreement or any other Transaction Document, if (a) any of the Pledged Collateral is a type of Property as to which the creation, existence, perfection, priority, preservation, registration, filing, recording, publication or enforcement of a security interest or other lien therein or thereon, or the Secured Party’s right to receive monies or other proceeds thereof or therefrom, is or may be subject to or governed by any Other Lien Law, whether in addition to the UCC or other than the UCC, or (b) any of the Pledged Collateral is or may be deemed to be subject to any Other Lien Law based on (i) the location of such Pledged Collateral, (ii) the law governing the creation or existence of such Pledged Collateral, (iii) the identity or location of any Pledgor or the jurisdiction where any Pledgor is incorporated, organized or formed, (iv) the identity or location of any debtor or the jurisdiction where any debtor is incorporated, organized or formed, or (v) any other facts or circumstances, then promptly upon the Secured Party’s request, and at the Pledgor’s cost and expense, the Pledgors shall execute and deliver to the Secured Party such collateral documents, and other further assurances, and take such other further actions, as the Secured Party may from time to time request to effect and confirm the creation, existence, perfection, priority, preservation, registration, filing, recording and enforceability of the Secured Party’s security interest and lien in and on such Pledged Collateral, and the Secured Party’s right to receive monies and other proceeds thereof or therefrom, in accordance with such Other Lien Law.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Each Pledgor makes the following representations and warranties to the Secured Party as of the date of this Agreement:

Section 3.01. Identity. Each Pledgor (a) is (i) a corporation, limited liability company, limited partnership or statutory trust duly organized or formed, and validly existing and in good standing under the Laws of the jurisdictions set forth on Annex I and (ii) a Registered Organization and (b) has the corporate, limited liability company, limited partnership or trust power and authority to execute, deliver, and perform its obligations under, this Agreement. Each Pledgor’s chief executive office is located at the addresses set forth on Annex I.

Section 3.02. Execution, Delivery and Enforceability. The execution and delivery of this Agreement by the Pledgors have been duly authorized by all requisite corporate, limited liability company, limited partnership or trust action, as applicable. This Agreement has been duly and validly executed and delivered by each Pledgor. This Agreement constitutes each Pledgor’s legal, valid and binding obligation, enforceable against each Pledgor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the rights of creditors generally and the exercise of judicial discretion in accordance with general principles of equity.

Section 3.03. Consents and Approvals. Other than any consents or approvals received by the date of execution hereof, the execution, delivery and performance of this Agreement by the Pledgors do not require the consent or approval of any debtor or any other Person and will not (a) contravene any provision of law, or any order of any court or other agency of government binding upon any Pledgor or any Pledgor’s Property, (b) contravene, be in conflict with or result in the breach or default of (with due notice or lapse of time or both) the charter, bylaws, operating agreement, partnership agreement or other Organizational Documents of any Pledgor, (c) contravene, be in conflict with, result in the breach or default of (with due notice or lapse of time or both) any indenture, agreement or other instrument binding upon the Pledgors or their Property, or (d) result in the creation or imposition of any lien or security interest upon any Property of the Pledgors, other than any lien or security interest in favor of the Secured Party under this Agreement.

Section 3.04. Ownership of Property; Priority of Security Interest. Each Pledgor is the sole and exclusive owner of, and has good and merchantable title to, the entire and unencumbered right, title and interest in the Pledged Collateral pledged by such Pledgor under this Agreement, free from any lien, security interest, adverse claim or encumbrance other than those created under this Agreement in favor of the Secured Party. Each Pledgor has the right, power and authority to pledge and assign the Pledged Collateral, and grant a security interest in the Pledged Collateral, to the Secured Party in the manner done under this Agreement. This Agreement creates for the Secured Party a valid and enforceable security interest in the Pledged Collateral, securing the full and timely payment, performance and satisfaction of the Obligations, and each Pledgor’s indebtedness, obligations and liabilities under the Transaction Documents, which security interest, when perfected, shall constitute a first priority perfected security interest in favor of the Secured Party. Each Pledgor hereby warrants and shall defend the title to the Pledged Collateral, whether now owned or hereafter acquired, unto and for the benefit of the Secured Party and the Secured Party’s successors and assigns, against all liens, security interests, adverse claims, encumbrances and demands of any Person whatsoever.

ARTICLE IV
[RESERVED]

ARTICLE V
AFFIRMATIVE COVENANTS

Section 5.01. Existence; Qualification. Each Pledgor shall do all things necessary to maintain its legal existence in its Applicable Jurisdiction. Each Pledgor shall maintain its legal status and qualification to do business in each jurisdiction where it is required to register or qualify to do business, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect.

Section 5.02. Compliance with Laws. The Pledgors shall comply with all applicable Laws and other legal requirements applicable to the Pledgors, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect.

Section 5.03. Taxes, Assessments, Charges and Other Impositions. The Pledgors shall pay and discharge promptly, on or before the due date thereof, all taxes, assessments, charges, and other impositions imposed by any governmental authority on the Pledgors, or on the Pledged Collateral, including any thereof relating to the creation, ownership or use of the Pledged Collateral, or relating to any security interest in or lien on any Pledged Collateral, or relating to any sale, assignment, transfer or other disposition of the Pledged Collateral.

Section 5.04. Collateral Records. Each Pledgor, at the cost and expense of the Pledgors, shall keep and maintain at its chief executive office current, complete and accurate books and records concerning all of the Pledged Collateral. The Secured Party shall have unrestricted access to each Pledgor’s places of business during normal business hours and after two (2) days’ written notice to such Pledgors, or at any time and without notice to any Pledgor after the occurrence of a Default, for the purpose of inspecting, copying, verifying and auditing any Pledgor’s books and records concerning the Pledged Collateral.

Section 5.05. Collateral Reports. Within ten (10) days after the Secured Party’s written request from time to time, the Pledgors shall furnish to the Secured Party in writing such information regarding the Pledged Collateral as the Secured Party may request.

Section 5.06. Costs and Expenses. Within ten (10) days after the Secured Party’s request from time to time, the Pledgors shall pay (or provide the Secured Party with sufficient funds for the payment of), or reimburse the Secured Party for payment of, the Secured Party’s costs and expenses, including the Secured Party’s attorney’s fees, paralegal fees and other legal expenses, incurred for (a) the negotiation and preparation of this Agreement, other Transaction Documents and other related documents, and diligence related thereto, (b) review and negotiation of opinion letters, reliance letters and the like, (c) public record searches and search reports and the review thereof and review of documents of record, (d) the closing of loans and other transactions under the Transaction Documents or otherwise related to the Obligations, (e) the perfection of the Secured Party’s security interests in the Collateral, (f) the establishment, maintenance and defense of the first priority of the Secured Party’s security interests in the Collateral, (g) the enforcement of the Secured Party’s security interests in the Collateral, and (h) the enforcement of the Secured Party’s rights and remedies under this Agreement and the other Transaction Documents, including collecting the Obligations and collecting, possessing, storing, marketing and selling Collateral.

Section 5.07. Notice of Default. The Pledgors shall give the Secured Party written notice of any Default or Event of Default within two (2) Business Days after the occurrence of such Default or Event of Default.

Section 5.08. Notice of Lien Proceedings. The Pledgors shall give the Secured Party immediate written notice of any Lien Proceeding relating to the Collateral or any thereof. If any Lien Proceeding is commenced relating to the Collateral, the Pledgors shall promptly give the Secured Party such information, and copies of any documentation, relating to such Lien Proceeding as the Secured Party may request from time to time.

Section 5.09. Applications, Approvals and Consents. The Pledgors shall, at their sole cost and expense, promptly execute and deliver, or cause the execution and delivery of, all certificates, instruments, and other documents and papers that the Secured Party may request in connection with the obtaining of any consent, approval, registration, qualification, or authorization of any governmental authority or of any other Person necessary or appropriate for the effective exercise of any rights or remedies under this Agreement and the other Transaction Documents. Without limiting the generality of the foregoing, the Pledgors agree that in the event the Secured Party shall exercise the Secured Party’s rights to sell, transfer, or otherwise dispose of or take any other action in connection with any of the Pledged Collateral pursuant to this Agreement or any other Transaction Document, the Pledgors shall execute and deliver all applications, certificates, and other documents that the Secured Party may request, and, if requested by the Secured Party, the Pledgors shall otherwise promptly, fully and diligently cooperate with the Secured Party and any other necessary Persons, in making any application for the prior consent or approval of any governmental authority or any other Person in connection with the exercise by the Secured Party of any of such rights relating to all or any part of the Pledged Collateral. The Pledgors agree that the Secured Party’s remedy at law for failure of the Pledgors to comply with the provisions of this Section 5.09 would not be adequately compensable in damages, and the Pledgors agree that the covenants of this Section 5.09 may be specifically enforced.

ARTICLE VI
NEGATIVE COVENANTS

Section 6.01. Pledgor Matters. None of the Pledgors shall, without the Secured Party’s prior written consent, do any of the following (except as contemplated by the Merger): (a) change its name; (b) change its Applicable Jurisdiction; (c) change or amend its Organizational Documents if such change or amendment could have an adverse effect on the Secured Party’s rights or remedies under this Agreement or any other Transaction Document or the Secured Party’s rights or remedies with respect to the Pledged Collateral, or the existence, perfection or priority of the Secured Party’s security interest in the Pledged Collateral, or the Secured Party’s rights or remedies with respect to the Pledged Collateral; (d) convert from one form of entity to another (or, if a limited liability company, create or form any series), or adopt or approve a plan of division, file a certificate of division, or effect a division; (e) merge, combine or consolidate with any Person; (f) liquidate, dissolve, wind up, terminate, or cease to exist; or (g) change the location of its chief executive office or principal place of business.

Section 6.02. Liens and Dispositions. The Pledgors shall not, without the Secured Party’s prior written consent, do any of the following: (a) create, incur, assume, or suffer to exist any security interest or other lien upon any Pledged Collateral other than any security interest or other lien in favor of the Secured Party; (b) authorize, prepare or execute, or file or permit to be on file in any public office, or suffer to exist, any UCC financing statement or other lien notice applicable to any Pledged Collateral, or fail to have any such UCC financing statement or other lien notice terminated of record and in fact, other than UCC financing statements or other lien notices that are solely in favor of the Secured Party; (c) cause or permit any of the Pledged Collateral to be in the possession or control of any Person other than the Secured Party or the Pledgor that is the owner of such Pledged Collateral; (d) grant or agree to any reduction, discount, rebate, refund or adjustment that would reduce the amount that any debtor or other Person that is obligated for the payment or performance of any Pledged Collateral is obligated to pay to any Pledgor; (e) grant to any Person an option or right to purchase or otherwise acquire any Pledged Collateral; (f) make any agreement for the sale, assignment, transfer, exchange, conversion or other disposition of any Pledged Collateral; or (g) make or engage in any sale, assignment, transfer, exchange, conversion or other disposition of any Pledged Collateral.

ARTICLE VII
EVENTS OF DEFAULT

Section 7.01. Events of Default. Each of the following events, occurrences or circumstances shall be an “Event of Default” under this Agreement:

(a) if any payment of principal or interest of the Obligations, or any payment of any fee, charge, royalty, premium, cost, expense, price, rent or other amount of the Obligations, is not made when due; provided that (i) if a Transaction Document expressly provides for the Secured Party to give any Pledgor or any other Obligor notice of such nonpayment, such notice shall have been given and (ii) if a Transaction Document expressly provides for a grace or cure period for such nonpayment, such nonpayment shall have continued uncured beyond the grace or cure period expressly provided in such Transaction Document;

(b) the occurrence of a breach, default or event of default, or other failure to perform, by any Pledgor or any other Obligor, not within the scope of preceding clause (a), under any Transaction Document; provided that (i) if such Transaction Document expressly provides for the Secured Party to give any Pledgor or any other Obligor a notice of such breach, default, event of default or failure, such notice shall have been given, and (ii) if such Transaction Document expressly provides for a grace or cure period for such breach, default, event of default or failure, such breach, default, event of default or failure shall have continued uncured beyond the grace or cure period expressly provided in such Transaction Document;

(c) if any confirmation, representation or warranty made by any Pledgor in this Agreement, or made by any Pledgor or any other Obligor in any other Transaction Document, is breached in any material respect or is false or misleading;

(d) if any written statement (including any financial statement or tax return) of any Pledgor or any other Obligor, or any other report, certificate, or information, provided to the Secured Party by or on behalf of any Pledgor or any other Obligor (i) as a part of any request or application for a loan or other credit, (ii) as a condition or requirement of or under any Transaction Document or any Obligations, or (iii) to induce the Secured Party to take or refrain from taking any action, is incomplete in any material respect or is false or misleading;

(e) if any Pledgor shall breach, default under, or fail to comply with, any covenant, agreement or other provision of this Agreement;

(f) the occurrence of any Bankruptcy Event of Default with respect to any Pledgor;

(g) the occurrence or commencement of any Lien Proceedings, or any other event, circumstance or proceeding that impairs, or may impair, the value of the Collateral, or the Secured Party’s security interest in the Collateral, or the perfection of the Secured Party’s security interest in the Collateral, or the first priority of the Secured Party’s security interest in the Collateral, or the enforceability of this Agreement or any other Transaction Document against any Pledgor or any other Obligor or any other Person, as determined by the Secured Party in the Secured Party’s discretion; or

(h) the occurrence of a material adverse change in the financial or operating condition of any Pledgor or any other Obligor after the date of this Agreement, as determined by the Secured Party in the Secured Party’s discretion; or

(i) the occurrence of an Event of Default (as defined in any Transaction Document other than this Agreement).

ARTICLE VIII
ACCELERATION OF OBLIGATIONS

Section 8.01. Acceleration. Upon the occurrence of any Event of Default, the Secured Party may, at the Secured Party’s option and in the Secured Party’s discretion, and without prior notice to or demand upon any Pledgor, accelerate some or all of the Obligations, and upon such acceleration, all such Obligations as shall have been accelerated shall be immediately due and payable by the Pledgors to the Secured Party. Notwithstanding the foregoing, immediately upon any Bankruptcy Event of Default, and without notice to or demand upon any Pledgor or any action by the Secured Party, the Obligations shall be accelerated and all Obligations shall be immediately due and payable by the Pledgors to the Secured Party. Nothing in this Agreement shall be construed as modifying or limiting, or as prohibiting or restricting the Secured Party from exercising, any right to demand immediate payment of any Obligations then due and payable or payable on demand.

ARTICLE IX
REMEDIES

Section 9.01. General Remedies. Upon and after the occurrence of any Event of Default, the Secured Party shall have all of the rights, powers and remedies available under this Agreement and the other Transaction Documents, all of the rights, powers and remedies available to a secured party under the UCC and under any Other Lien Law, and such other rights, powers and remedies as may be available to the Secured Party at law and in equity. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for deficiency, shall not affect the Secured Party’s interest in the Pledged Collateral until the Obligations have been fully paid and satisfied and this Agreement has been terminated.

Section 9.02. Remedies Cumulative. The Secured Party’s rights, powers and remedies are cumulative and may be exercised simultaneously. No failure or delay on the part of the Secured Party in exercising any right, power or remedy under this Agreement or under any other Transaction Document, and no course of dealing between any Pledgor or any other Person and the Secured Party, shall operate as a waiver of any of the Secured Party’s rights, powers or remedies under this Agreement or under any other Transaction Document; nor shall any single or partial exercise of any right, power or remedy under this Agreement or under any other Transaction Document preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or thereunder. No notice to or demand on any Pledgor in any circumstance shall entitle any Pledgor or any other Person to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Secured Party to any other or further action in any circumstances without notice or demand.

Section 9.03. Sale of Collateral. (a) Without limiting the Secured Party’s right to pursue other remedies, if any Pledgor defaults in any provision of this Agreement, or any other Event of Default shall have occurred and be continuing, the Secured Party may sell the Pledged Collateral, or any part thereof, at public or private sale or at any broker’s board or on any securities exchange, for cash, on credit, or for future delivery, as the Secured Party shall deem appropriate. The Secured Party shall be authorized at any such sale (if the Secured Party deems it advisable to do so with respect to any Pledged Collateral) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Pledgors, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which any Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

(b) Prior to a sale or other disposition of Pledged Collateral, the Secured Party shall give the Pledgors, and any other party required under Article 9, notification as required under Article 9. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Secured Party may fix and state in the notice of such sale.

(c) The Secured Party shall not be obligated to make any sale of any Pledged Collateral if the Secured Party shall determine not to do so, regardless of the fact that notice of sale of such Pledged Collateral shall have been given. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

(d) At any such sale, the Pledged Collateral, or any portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Secured Party may, in the Secured Party’s discretion, determine.

(e) In case any sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold may be retained by the Secured Party until the sale price is paid by the purchaser or purchasers thereof, but the Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon notification to the Pledgors as set forth in this Section 9.03. At any public sale made pursuant to this Section 9.03, the Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay or appraisal on the part of any Pledgor (all said rights being also hereby waived and released to the extent permitted by law), the Pledged Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Secured Party from any Pledgor or any other Obligor in respect of any of the Obligations as a credit against the purchase price, and the Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Pledgor therefor. For purposes of any sale of Pledged Collateral under this Agreement, a written agreement to purchase the Pledged Collateral or any portion thereof shall be treated as a sale thereof. The Secured Party shall be free to carry out such sale pursuant to such agreement, and the Pledgors shall not be entitled to the return of the Pledged Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Secured Party shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full.

(f) Upon any sale of Pledged Collateral by the Secured Party (including, without limitation, a sale pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Secured Party or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of Pledged Collateral being sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Secured Party or such officer or be answerable in any way for the misapplication thereof.

(g) The cash Proceeds of a sale or other disposition of Pledged Collateral by the Secured Party shall be applied in the following order: (i) first, to the costs and expenses of preparing for and conducting the sale or other disposition, including the Secured Party’s attorneys’ fees and other legal expenses, (ii) second, the remaining amount, if any, to the payment (in whatever order the Secured Party elects) of the Obligations until all of the Obligations have been paid in full, (iii) third, after the Obligations have been paid in full, the remaining amount of such Proceeds, if any, to the satisfaction of obligations secured by any subordinate security interest in or other subordinate lien on the Pledged Collateral if the Secured Party receives from the holder of the subordinate security interest or other lien an authenticated demand for Proceeds before distribution of the Proceeds is completed, and (iv) fourth, to the Pledgors for any surplus. The Obligors are liable for any deficiency.

(h) As an alternative to exercising the power of sale herein conferred upon the Secured Party, the Secured Party may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell Pledged Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

ARTICLE X
GENERAL PROVISIONS

Section 10.01. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by e-mail. The addresses and email addresses for such communications shall be:

If to any Pledgor, to:

AGBA Group Holding Limited

AGBA Tower

68 Johnston Road

Wan Chai, Hong Kong SAR

Attn: Wing-Fai Ng, CEO

Telephone: +852 9389 8828

Email: wingfai.ng@agba.com

If to the Secured Party:

YA II PN, Ltd.

c/o Yorkville Advisors Global, LLC

1012 Springfield Avenue

Mountainside, NJ 07092

Attention: Mark Angelo

Telephone: 201-985-8300

Email: Legal@yorkvilleadvisors.com

or at such other address and/or e-mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated upon sending the e-mail or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by e-mail or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively. Notwithstanding the aforesaid procedures, any notice, request or demand upon any Pledgor in fact received by such Pledgor shall be sufficient notice or demand as to the Pledgors.

Section 10.02. Term. This Agreement shall commence with the date of this Agreement and shall continue in full force and effect and be binding upon the Pledgors until all Obligations secured by this Agreement shall have been fully paid and satisfied (such that there is no outstanding secured obligation), there is no commitment on the part of the Secured Party to make advances, incur obligations or otherwise give value, and the Secured Party shall have given the Pledgors written notice of the termination of this Agreement (excluding provisions that by their terms survive termination of this Agreement). The Secured Party shall not be obligated to give the Pledgors written notice of the termination of this Agreement, or to terminate any UCC financing statements or other lien filings, until all of the Obligations have been fully paid and satisfied (such that there is no outstanding secured obligation), there is no commitment on the part of the Secured Party to make an advance, incur an obligation or otherwise give value, and the Pledgors shall have given the Secured Party a written demand requesting termination of this Agreement and any UCC financing statements or other lien filings.

Section 10.03. Reinstatement. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, if at any time any amount received by the Secured Party from any Obligor or other Person and applied to the Obligations, or applied to any indebtedness, obligations or liabilities of any Obligor under the Transaction Documents, is annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or Proceeds of any Pledged Collateral or of any other Collateral are required to be returned by the Secured Party to any Obligor, its estate, trustee, receiver, or any other party, under any bankruptcy law, state or federal law, common law or at equity, then to the extent of such payment, repayment, refund, or return, all security interests and liens and Collateral securing the Obligations shall remain in full force and effect, as fully as if such payment had never been made or, if prior to such payment, repayment, refund or return any security interest or lien granted under this Agreement, or any Collateral for the Obligations shall have been released or terminated, such security interest, lien or Collateral securing the Obligations shall be reinstated in full force and effect, and such prior release or termination shall not diminish, release, discharge, impair or otherwise affect any security interest, lien or Collateral securing the Obligations in respect of the amount of such payment, repayment, refund or return.

Section 10.04. Secured Party’s Right to Release Obligors. The Secured Party from time to time may take or release other security, may release any party primarily or secondarily liable for any Obligations or other indebtedness to the Secured Party, may grant extensions, renewals or indulgences with respect to such Obligations or other indebtedness and may apply any other security therefor held by the Secured Party to the satisfaction of such Obligations or other indebtedness, all without any obligation to give the Pledgors notice of any thereof, and all without prejudice to any of the Secured Party’s rights under this Agreement. Furthermore, the Secured Party from time to time may enter into amendments of Transaction Documents with any party or parties primarily or secondarily liable for the Obligations, without any obligation to give the Pledgors notice thereof, and without prejudice to any of the Secured Party’s rights under this Agreement regardless of whether any Pledgor is a party to or consents to such amendments.

Section 10.05. Marshaling. The Secured Party shall not be required to marshal any present or future collateral security for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the extent that it lawfully may, each Pledgor hereby agrees that the Pledgors will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights under this Agreement or under any other Transaction Document, and, to the extent that it lawfully may, each Pledgor hereby waives the benefit of all such Laws.

Section 10.06. Amendments. Neither this Agreement nor any other Transaction Document nor any of the terms hereof or thereof may be amended, modified, changed, waived, discharged or terminated, nor shall any consent be given, unless such amendment, modification, change, waiver, discharge, termination or consent is in writing and signed by the Secured Party.

Section 10.07. Successors and Assigns. This Agreement shall be binding upon each Pledgor and its successors and assigns, and shall inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of the Secured Party and the Secured Party’s successors, transferees and assigns. This Agreement may not be assigned by any Pledgor without the prior written consent of the Secured Party.

Section 10.08. Additional Pledgors. It is understood and agreed that any Person that desires to become a Pledgor hereunder, or is required to become a Pledgor hereunder after the date hereof pursuant to the respective Transaction Documents, shall become a Pledgor hereunder by executing a counterpart hereof and delivering the same to the Secured Party, or by executing a joinder to this Agreement, (y) delivering supplements to the schedules attached hereto as are necessary to cause such schedules to be complete and accurate with respect to such additional pledgor on such date, and (z) taking all actions as specified in this Agreement as would have been taken by such pledgor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Secured Party and with all documents and actions required above to be taken to the reasonable satisfaction of the Secured Party.

Section 10.09. Severability. Any provision of this Agreement, or of any other Transaction Document, that is prohibited by, or unenforceable under, the laws of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, each Pledgor hereby waives any provision of law which renders any provision of this Agreement or any other Transaction Document prohibited or unenforceable in any respect.

Section 10.10. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (for example, “.pdf” or “tif”) format by email or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. Signature pages may be detached from separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. In making proof of this Agreement, it shall not be necessary to produce more than one counterpart of this executed Agreement.

Section 10.11. Electronic Signatures. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.12. Filing and Recording. In addition to the Secured Party’s right to file UCC financing statements, the Secured Party is authorized and entitled to file, record or register this Agreement (or a photocopy of this Agreement) and other security interest or lien notices with any governmental authority to give notice of, and to further the legal operation and effect of, and perfect the interests of the Secured Party under, this Agreement. Within ten (10) days after the Secured Party’s request from time to time, the Pledgors shall pay all of the Secured Party’s costs and expenses (including attorney’s fees, paralegal fees and other legal expenses) of preparing, filing, recording or registering this Agreement or any UCC financing statements or other security interest or lien notices related to this Agreement or the Pledged Collateral and any amendments to or continuations of any thereof.

Section 10.13. Entire Agreement. This Agreement and any Transaction Documents executed and delivered with this Agreement are a complete and exclusive expression of all the terms of the matters expressed therein, and all prior agreements, statements, and representations, whether written or oral, which relate thereto in any way are hereby superseded and shall be given no force and effect. No promise, inducement, or representation has been made to any Pledgor which relates in any way to the matters expressed in this Agreement or in any other Transaction Document executed and delivered with this Agreement, other than what is expressly stated herein and in such other Transaction Document.

Section 10.14. No Third-Party Benefit. The terms and provisions of this Agreement are for the benefit of the Secured Party and its successors and assigns, and no third party shall have any right or cause of action on account hereof.

Section 10.15. Waiver of Special and Punitive Damages. Each Pledgor hereby waives to the fullest extent permitted by law all claims to special, indirect, consequential, exemplary and punitive damages in any lawsuit or other legal action brought by any Pledgor against the Secured Party, or any of its shareholders, members, partners, directors, managers, trustees, officers, employees, agents or advisors, in respect of any claim arising under this Agreement, the other Transaction Documents, or any other agreement between the Secured Party and the Pledgors at any time, including any such agreements, whether written or oral, made or alleged to have been made at any time prior to the date hereof, and all agreements made hereafter or otherwise, or in respect of any claims arising under common law or under any statute of any state or the United States, whether any such claims be now existing or hereafter arising, now known or unknown. In making this waiver, each Pledgor acknowledge and agree that they shall not make any claim for special, indirect, consequential, exemplary or punitive damages against the Secured Party or any of its shareholders, members, partners, directors, managers, trustees, officers, employees, agents or advisors.

Section 10.16. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event of any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 10.17. No Conditions Precedent. Each Pledgor acknowledges that no unsatisfied conditions precedent to the effectiveness and enforceability of this Agreement exist as of the date of the execution of this Agreement, and that the effectiveness and enforceability of this Agreement is not in any way conditioned or contingent upon any event, occurrence, or happening, or upon any condition existing or coming into existence either before or after the execution of this Agreement.

Section 10.18. Security Interest Absolute. Each Pledgor hereby waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered, or other action taken in reliance on this Agreement, and all other demands and notices of any description. All rights of the Secured Party and liens and security interests under this Agreement, and all obligations of the Pledgors under this Agreement, shall be absolute and unconditional irrespective of: (a) any illegality or lack of validity or enforceability of any Obligations or Transaction Documents; (b) any change in the time, place or manner of payment of, or in any other term of, the Obligations, or any recission, waiver, amendment or modification of any Transaction Document or any provisions thereof, including any increase in the Obligations resulting from future advances or protective advances or any extension of additional credit or otherwise; (c) any taking, exchange, substitution, release, impairment or non-perfection of any Collateral or any other collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for all or any of the Obligations; (d) any manner of sale, disposition or application of proceeds of any Collateral or any other collateral or other assets to any of the Obligations; (e) any default, failure or delay, willful or otherwise, in the performance of the Obligations; (f) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by any Pledgor against the Secured Party; or (g) any other circumstance (including, without limitation, any statute of limitations) or manner of administering any loans or other Obligations or any existence of or reliance on any representation by the Secured Party that might vary the risk of any Pledgors or otherwise operate as a defense available to, or a legal or equitable discharge of, any Pledgor or any other grantor, pledgor, guarantor or surety.

Section 10.19. Waiver of Subrogation. Each Pledgor agrees that the Pledgors shall have no right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security, if any, for the Obligations, so long as any amounts payable to the Secured Party in respect of the Obligations shall remain outstanding. Each Pledgor further agrees that the Pledgors shall have no right of contribution nor any other recourse against any other Obligor so long as any amount payable to the Secured Party in respect of the Obligations shall remain outstanding.

Section 10.20. Further Assurances. The Pledgors shall execute and deliver to the Secured Party such further assurances and take such other further actions as the Secured Party may from time to time request to further the intent and purpose of this Agreement and the other Transaction Documents and to maintain and protect the rights and remedies intended to be created in favor of the Secured Party under this Agreement and the other Transaction Documents.

Section 10.21. Choice of Law, Venue, Jury Trial Waiver and Judicial Reference.

(a) Governing Law. This Agreement and the rights and obligations of the parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of New York (the “Governing Jurisdiction”) (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), including all matters of construction, validity and performance.

(b) Jurisdiction; Venue; Service.

(i) Each Pledgor hereby irrevocably consents to the non-exclusive personal jurisdiction of the state courts of the Governing Jurisdiction and, if a basis for federal jurisdiction exists, the non-exclusive personal jurisdiction of any United States District Court for the Governing Jurisdiction.

(ii) Each Pledgor agrees that venue shall be proper in any court of the Governing Jurisdiction selected by the Secured Party or, if a basis for federal jurisdiction exists, in any United States District Court in the Governing Jurisdiction. Each Pledgor waives any right to object to the maintenance of any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any of the state or federal courts of the Governing Jurisdiction on the basis of improper venue or inconvenience of forum.

(iii) Any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, brought by any Pledgor against the Secured Party arising out of or based upon this Agreement or any matter relating to this Agreement, or any other Transaction Document, or any Obligations, or any contemplated transaction, shall be brought in a court only in the Governing Jurisdiction. The Pledgors shall not file any counterclaim against the Secured Party in any suit, claim, action, litigation or proceeding brought by the Secured Party against any Pledgor in a jurisdiction outside of the Governing Jurisdiction unless under the rules of the court in which the Secured Party brought such suit, claim, action, litigation or proceeding the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in the suit, claim, action, litigation or proceeding instituted by the Secured Party against the Pledgor. Each Pledgor agrees that any forum outside the Governing Jurisdiction is an inconvenient forum and that any suit, claim, action, litigation or proceeding brought by any Pledgor against the Secured Party in any court outside the Governing Jurisdiction should be dismissed or transferred to a court located in the Governing Jurisdiction. Furthermore, each Pledgor irrevocably and unconditionally agrees that it will not bring or commence any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Secured Party arising out of or based upon this Agreement or any matter relating to this Agreement, or any other Transaction Document, or any Obligations, or any contemplated transaction, in any forum other than the courts of the State of New York sitting in New York County, and the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such suit, claim, action, litigation or proceeding may be heard and determined in such New York State Court or, to the fullest extent permitted by applicable law, in such federal court. The Pledgors and the Secured Party agree that a final judgment in any such suit, claim, action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(iv) The Pledgors and the Secured Party irrevocably consent to the service of process out of any of the aforementioned courts in any such suit, claim, action, litigation or proceeding by the mailing of copies thereof by registered or certified mail postage prepaid, to it at the address provided for notices in this Agreement, such service to become effective thirty (30) days after the date of mailing.

(v) Nothing herein shall affect the right of the Secured Party to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Pledgor or any other Person in the Governing Jurisdiction or in any other jurisdiction.

(c) Waiver of Jury Trial. The Pledgors and the Secured Party mutually waive all right to trial by jury of all claims of any kind arising out of or based upon this Agreement or any matter relating to this Agreement, or any other Transaction Document, or any Obligations, or any contemplated transaction. The Pledgors and the Secured Party acknowledge that this is a waiver of a legal right and that the Pledgors and the Secured Party each make this waiver voluntarily and knowingly after consultation with counsel of its choice. The Pledgors and the Secured Party agree that all such claims shall be tried before a judge of a court having jurisdiction, without a jury.

[The signature page follows. The remainder of this page is blank.]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Pledgors and the Secured Party execute this Pledge Agreement as of the date first above written.

Pledgor:

AGBA GROUP HOLDING LIMITED

By:	/s/ Wing-Fai Ng
	Name:	Wing-Fai Ng
	Title:	Chief Executive Officer

[Signature Page to Pledge Agreement]

Secured Party:

YA II PN, LTD.

By:	Yorkville Advisors Global, LP
Its:	Investment Manger

By:	Yorkville Advisors Global II, LLC
Its:	General Partner

By:	/s/ Troy Rillo
Name:	Troy Rillo, Esq.
Title:	Partner

[Signature Page to Pledge Agreement]

ANNEX I

TO PLEDGE AGREEMENT

Pledgor	Type of Entity	Jurisdiction of Organization	Principal Place of Business
AGBA Group Holding Limited	Business Company	British Virgin Islands	AGBA Tower, 68 Johnston Road, Wan Chai, Hong Kong